EXHIBIT 99.3

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is to be effective as of the 3rd day of January, 2005, by and between Geotec Thermal Generators (Company) with offices located at 1615 South Federal Highway, Suite 101, Boca Raton, FL 33432 and Bradley Ray (“Consultant”), a Florida Resident, having it’s ______________________________________________________________

For the purposes of this Agreement, either of the above shall be referred to as a “Party” and collectively as the “Parties”.

The Parties hereby agree as follows:

1. APPOINTMENT OF Bradley Ray. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a management consultant, and advisor.

2. DUTIES: Consultant shall provide the Company with the service of introduction to business contacts and consult with Company concerning asset utililzation, asset acquisition, merger or acquisition targets, as required.

A. TERM. The term (“Term”) of this Consulting Agreement shall be for a period of 2 months commencing on the date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant with a notice of thirty (30) days.

B. COMPENSATION. Whereas the company agrees to compensate consultant with a total of $20,000, payable within 30 days of the execution of this Agreement.

C. WARRANTS. Whereas the company shall also issue to the Consultant a warrant to purchase 8,000,000 shares of companies common stock. For the exercise of the warrants the Consultant has only to agree to join the company on a full time basis, and execute an employment contract with the Company, as mutually agreed. In such case, the company shall issue these shares as employee stock from the Company’s stock option program.

3. CONFIDENTIALITY: Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

Company, its agents or assigns hereby agree expressly that they directly or indirectly, for itself, or through its representatives, agents, employees or affiliates will not pursue a transaction with any introduced party acknowledged by the Company or an Agent of Consultant, financing or collateral sources, restructures, registered or non-registered stock transactions, or security structures, independent of Consultant, unless Company has a written commitment prior to the introduction.

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4. INDEMNIFICATION: Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney’s fees, collectively the “Liabilities”), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold company, its affiliates, indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder, which have rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determinations, the indemnification and reimbursement provision of this Consulting Agreement shall apply and Company shall perform its obligation hereunder to reimburse Consultant for its expenses).

5. INDEPENDENT CONTRACTOR: Consultant and Company hereby acknowledges that Consultant is an independent contractor. Consultant shall not hold itself out, as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

6. Expense Allowance: Company shall reimburse Consultant for all pre-approved business related expenses incurred by Consultant during the course of his consulting on behalf of the Company.

7. Termination for Cause: The Company reserves the right to terminate this agreement, if Consultant willfully breaches or habitually neglects his consulting duties which he is asked to perform under the terms or this agreement. Notice must be given in writing of any breaches with a 10 day cure period before any termination can take effect.

a. In the event of termination for cause then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

b. Termination by Consultant: Consultant may terminate his obligations under this agreement by giving the Company at least 30 days (30) notice in advance. In the event the consultant terminates this agreement then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

c. Mediation: Any controversy between the parties involving the construction or application of any terms, provisions, or conditions of this agreement, shall on the written request of either party served on the other, be submitted to mediation before a neutral third party. The parties shall share the cost of mediation jointly.

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8. Partial invalidity: If any part of this agreement shall be determined by a court or mediator to be invalid, the remainder hereof shall be construed as if the invalid portion has been omitted.

9. Waiver: No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver,

10. Law Governing Agreement: This agreement shall be governed by and construed in accordance with the laws of the State of Florida, county of West Palm Beach.

12. Miscellaneous: This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supercedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This consulting agreement shall be governed by the laws of the State of Florida, County of West Palm Beach without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney’s fees.

13. Notices: Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written to each of the other Parties hereto:

Company:	GeoTec Thermal Generators
5956 N.W. 63rd Way
Parkland, FL 33067
Attn: Richard Lueck

Consultant:	_________________________
_________________________
_________________________
_________________________

14. Entire Agreement: This agreement supersedes any and all other agreements, either written or oral, between the parties hereto with respect to the services of the Consultant to the Company as it relates to sales and marketing and in no way supersede any other agreements that consultant may have with company pertaining to other matters. All parties to this agreement must sign any modifications to this agreement.

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With my hand below I affirm that I am the legally authorized signatory for this transaction, empowered to bind myself and/or my company to legal agreements by this signature. In so doing I attest that I fully understand the foregoing statement(s) contained in this agreement and accept the percentages without reservation or modification.

Accepted and agreed to as of this 3rd day of January, 2005

GeoTec Thermal Generators	Bradley Ray, Consultant

/s/ W. Richard Lueck	/s/ Bradley Ray
W. Richard Lueck	Bradley Ray
President	Individually

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